Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Tully’s Coffee Corporation (the “Company”) on Form 10-Q/A for the quarterly period ended December 26, 2004, as filed with the Securities and Exchange Commission on April 21, 2005 (the “Report”), I, John D. Dresel, President and Chief Operating Officer of the Company (principal executive officer), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JOHN D DRESEL
John D. Dresel
President and Chief Operating Officer (principal executive officer)
April 21, 2005